Exhibit 10.9

Kartoon Studios Acquisition Corp

190 N. Canon Drive, 4th FL

Beverly Hills, CA 90210

[●], 2026

Toon Acquisition LLC

190 N. Canon Drive, 4th FL

Beverly Hills, CA 90210

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Kartoon Studios Acquisition Corp (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Toon Acquisition LLC (the “Sponsor”) shall make available to the Company certain office space, utilities and secretarial and administrative support as may be required by the Company from time to time, situated at 190 N. Canon Drive, 4th FL, Beverly Hills, CA 90210 (or any successor location).  In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

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[Signature Page to Administrative Services Agreement]

Very truly yours,
Kartoon Studios Acquisition Corp

By:
Name: Andy Heyward
Title: Chief Executive Officer and Chairman

AGREED TO AND ACCEPTED BY:
Toon Acquisition LLC

By:
Name: Andy Heyward
Title: Managing Member

[Signature Page to Administrative Services Agreement]